UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) - July 10, 2006

HARLEYSVILLE NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

___________________

Pennsylvania	0-15237	23-2210237
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

483 Main Street
Harleysville, Pennsylvania 19438
(Address of principal executive office and zip code)

(215) 256-8851
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On July 12, 2006, Harleysville National Corporation (the “Corporation”) issued a press release announcing the employment of Lewis C. Cyr as the Corporation’s Chief Lending Officer (the “Executive”) effective July 10, 2006. Harleysville Management Services, LLC, a wholly-owned subsidiary of the Corporation, and Lewis C. Cyr entered into an Employment Agreement effective July 10, 2006 (the “Agreement”). The Agreement is for a period of two (2) years. The employment period shall be automatically extended on the second anniversary date of commencement for a period of one year at each renewal date unless either party provides written notice of non-renewal at least 60 days prior to renewal date. The Agreement provides for an annual salary rate of $180,000 per year and participation in the Corporation’s annual and long term incentive plans. For 2006, the Corporation has agreed that Mr. Cyr will receive a bonus based on annual salary with a minimum opportunity of $50,000 of which $25,000 will be paid upon initial employment and the balance is to be paid in early 2007. In addition, Mr. Cyr has received an initial grant of incentive stock options totaling 6,000 shares, which shall vest equally over a five year period. The agreement also provides for other benefits similar to those offered to other executives of the Corporation. The Agreement provides for severance if he is terminated wrongfully without cause or if he resigns for good reason (in each case as defined in the agreement) equal to and no greater than 1.0 times the Executive’s agreed compensation (including bonus), payable in installments over 12 months, along with a continuation of certain other employee benefits (or under certain circumstances their economic equivalent) for that period or until Executive secures substantially similar benefits through other employment, whichever shall first occur. If Executive becomes incapable of performing all of the essential functions of his job, taking into account any reasonable accommodation required by law, without posing a direct threat to himself or others, for a period of six (6) months, he will be entitled under the Agreement to receive an amount equal to and no greater than seventy (70%) of his agreed compensation (including bonus), less amounts payable under any disability plan of the Corporation, until the earliest of (i) his return to employment, (ii) his attainment of age 65, or (iii) his death, along with a continuation of certain other employee benefits (or under certain circumstances their economic equivalent) for that period. In addition, Executive shall be entitled to a continuation of HMS’s employee benefits for such period. Additionally, the Agreement provides for severance if certain events occur after a “Change in Control” (as defined in the agreement) equal to and no greater than 2.0 times the Executive’s agreed compensation (including bonus), payable in installments over 24 months, along with a continuation of certain other employee benefits (or under certain circumstances their economic equivalent) for that period or until Executive secures substantially similar benefits through other employment, whichever shall first occur. Pursuant to the agreement, the Executive also agrees to non-compete, confidentiality and similar covenants benefiting the Corporation, and the agreement provides for arbitration of certain disputes relating to the agreement. For further information, please refer to the copy of the Employment Agreement filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Corporation has employed Lewis C. Cyr as the Corporation’s Chief Lending Officer effective July 10, 2006.

Mr. Cyr is 36 years of age. He will serve at the pleasure of the Corporation’s Board pursuant to an employment agreement providing an initial term of 2 years, renewable thereafter as more fully described in Item 1.01 above. There are no arrangements or understandings between Mr. Cyr and any persons(s) other than the Corporation pursuant to which he was selected as an officer. There are no family relationships between Mr. Cyr and any director or other executive officer of the Corporation. Prior to joining the Corporation, Mr. Cyr held the position of Senior Vice President, Commercial Bank Director - PennDel Region of Wachovia Bank from 2004 to 2006 and in that capacity was responsible for managing a team of Commercial Relationship Managers; Principal and Group Manager, Middle Market Corporate Finance - PennDel/NewJersey Region of Wachovia Corporation from 2003 to 2004 and in that capacity was responsible for managing a team of bankers that served as the interface for Commercial Bankers and the Capital Markets Product and Information platform; and Director, Healthcare Corporate Banking Group - Mid-Atlantic Region of Wachovia Securities from 1999 to 2003 and in that capacity was responsible for generating new business and maintaining a portfolio of companies operating in the Healthcare Industry.

Mr. Cyr has entered into an employment agreement with the Corporation, the material terms of which are set forth in Item 1.01 above and are incorporated herein by reference. Except for his employment with the Corporation, Mr. Cyr is not a party to or indirectly interested in any transaction or currently proposed transaction or series of similar transactions or proposed transactions with the Corporation that are to be identified pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On July 12, 2006, the Corporation issued a press release announcing the appointment of Lewis C. Cyr, age 36, to the position of Executive Vice President of Commercial Banking and Chief Lending Officer effective July 10, 2006. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit 99.1: Press Release issued by Harleysville National Corporation dated July 12, 2006 titled “Lewis C. Cyr Joins Harleysville National Corporation as Chief Lending Officer.”

Exhibit 99.2: Employment Agreement between Harleysville Management Services and Lewis C. Cyr, dated June 23, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   HARLEYSVILLE NATIONAL CORPORATION

Dated: July 12, 2006                               /s/ George S. Rapp
                   George S. Rapp, EVP and Chief Financial Officer

EXHIBIT INDEX

Page

Exhibit 99.1: Press Release issued by Harleysville National Corporation dated July 12, 2006 titled “Lewis C. Cyr Joins Harleysville National Corporation as Chief Lending Officer.”	6
Exhibit 99.2: Employment Agreement between Harleysville Management Services and Lewis C. Cyr, dated June 23, 2006.	8